UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20449

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 28, 2007

Delta Woodside Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State of Other Jurisdiction
of Incorporation)

1-10095	57-0535180
(Commission File Number)	(IRS Employer Identification No.)

700 North Woods Drive, Fountain Inn, South Carolina  29644
(Address of Principal Executive Offices)   (Zip Code)

               (864) 255-4100_______
(Registrant's Telephone Number
Including Area Code)

                    Not Applicable_________
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2007, Delta Mills, Inc. (“Delta Mills”) entered into an asset purchase agreement, dated as of June 27, 2007 (the “Gibbs APA”), with Gibbs International, Inc. (“Gibbs”) for the sale of the real property at Delta Mills’ Beattie facility in Fountain Inn, South Carolina, including all buildings, structures, facilities, fixtures and other improvements thereto and approximately 98 acres of land (collectively, the “Beattie Plant”).  The purchase price is $4,500,000, subject to certain adjustments for pro-ration of utility charges, property taxes and similar items.  All property is to be purchased as is, where is, and the closing of the transaction contemplated in the APA is subject to certain closing conditions, which Delta Mills believes are customary.  On June 28, 2007, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving the execution, delivery and performance by Delta Mills of the Gibbs APA.  Closing is anticipated to occur in August, 2007; however, there can be no assurance to this effect.  Delta Mills is a wholly-owned subsidiary of Delta Woodside Industries, Inc. (the “Company” and, collectively with Delta Mills and Delta Mills’ subsidiary Delta Mills Marketing, Inc., the “Debtors”).

As previously reported in the Company’s Form 8-K dated May 24, 2007 (the “May 24, 2007 8-K”), on May 18, 2007 Delta Mills entered into an asset purchase agreement for the sale of the Beattie Plant to Stanley Atkins for $3,750,000 (the “Atkins APA”).  The Bankruptcy Court issued an Order dated May 18, 2007 (the “Stalking Horse Order”) which approved the selection of the Atkins APA as a “stalking horse bid” and approved procedures for an auction (the “Auction”) of the Beattie Plant.  Copies of the Stalking Horse Order and the Atkins APA were attached as exhibits to the May 24, 2007 8-K.  Pursuant to the overbid and auction procedures set forth in the Stalking Horse Order, Gibbs submitted an Overbid for the Beattie Plant in the amount of $3,862,500.  On June 27, 2007 Delta Mills held the Auction for the Beattie Plant pursuant to the terms of the Stalking Horse Order.  At the Auction, the Debtors, in consultation with the Official Committee of Unsecured Creditors, selected the bid of Gibbs in the amount of $4,500,000 as the highest and best bid for the Beattie Plant.  Accordingly, Delta Mills terminated the Atkins APA and entered into the Gibbs APA.  Pursuant to the Stalking Horse Order, if Gibbs fails to consummate its purchase pursuant to the Gibbs APA because of a breach or failure to perform on the part of Gibbs, Delta Mills will be authorized (but not required) to consummate the sale of the Beattie Plant to Mr. Atkins at his last bid (which was $4,400,000).

The foregoing summary of the Gibbs APA is qualified in its entirety by the text of the Gibbs APA set forth in Exhibit 99.1 to this Current Report.

Delta Mills intends to continue its efforts to sell its Pamplico real property in Florence County, South Carolina.

9.01.	Financial Statements and Exhibits.

99.1
Purchase and Sale Agreement effectively dated as of June 27, 2007 by and between Delta Mills, Inc. and Gibbs International, Inc. (pertaining to sale of Beattie Plant)(excluding certain schedules and exhibits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA WOODSIDE INDUSTRIES, INC.

Date: July 3, 2007	By:	/s/ W. H. Hardman, Jr.
W.H. Hardman, Jr.
Chief Financial Officer

Exhibits

99.1
Purchase and Sale Agreement effectively dated as of June 27, 2007 by and between Delta Mills, Inc. and Gibbs International, Inc. (pertaining to sale of Beattie Plant)(excluding certain schedules and exhibits).

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